UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2015

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Company Presentation

TransEnterix, Inc. (the “Company”) updated its Company presentation (the “Presentation”) on June 8, 2015. A copy of the Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Presentation will be used during investor meetings beginning on June 8, 2015.

Press Release

On June 8, 2015, the Company announced that it intends to conduct a public offering (the “Offering”) of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public to be determined. The net proceeds from the Offering will be used for research and development, sales, marketing and commercialization related to its SurgiBotTM system, working capital and other general corporate purposes.

The Common Stock is being offered and sold pursuant to a prospectus dated December 19, 2014 and a final prospectus supplement to be filed with the U.S. Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-199998) declared effective by the SEC on December 19, 2014. A preliminary prospectus supplement with respect to the Offering was filed with the SEC on June 8, 2015. No sales will be made to the public until such time as a final prospectus supplement has been filed with the SEC.

The Common Stock is to be issued pursuant to an Underwriting Agreement to be entered into with Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC as the joint book-running managers. Raymond James Financial, Inc. and BTIG, LLC are acting co-managers for the Offering.

On June 8, 2015, the Company issued a press release announcing the anticipated Offering. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	TransEnterix, Inc. Company presentation dated June 8, 2015.

99.2	Press release, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: June 8, 2015	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer